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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                               DCB FINANCIAL CORP.
             (Exact Name of Registrant as specified in its Charter)

        OHIO                                             31-1469837
(State of Incorporation)                      (IRS Employer Identification No.)

                              110 RIVERBEND AVENUE
                            LEWIS CENTER, OHIO 43035
          (Address of principal executive offices, including zip code)

            THE DELAWARE COUNTY BANK & TRUST COMPANY EMPLOYEE 401(K)
                                 RETIREMENT PLAN
                            (Full Title of the Plan)

                               MR. LARRY D. COBURN
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                               DCB FINANCIAL CORP.
                              110 RIVERBEND AVENUE
                            LEWIS CENTER, OHIO 43035


            (Name, address and telephone number of agent for service)

                                   COPIES TO:
                             EDWIN L. HERBERT, ESQ.
                               WERNER & BLANK, LLC
                            7205 WEST CENTRAL AVENUE
                               TOLEDO, OHIO 43617
                                 (419) 841-8051


                         CALCULATION OF REGISTRATION FEE
                                                     Proposed Maximum      Proposed Maximum          Amount of
      Title of Securities        Amount to be         Offering Price      Aggregate Offering       Registration
       to be Registered          Registered            per Share(1)            Price(1)                 Fee
Common Shares, no  par value       100,000                $17.625             $1,762,500               $163


(1) This figure has been estimated solely for the purpose of determining the registration fee. The figure was calculated pursuant to Rule 457(c) using the average of the bid and asked price for the common shares of DCB Financial Corp. (the "Company" or "Registrant") on May 7, 2002.

     In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein (the "Plan").

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                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         The document or documents containing the information specified in Part I are not required to be filed with the Securities and Exchange Commission (the "Commission") as part of this Form S-8 Registration Statement.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed or to be filed by the Company or the Plan with the Commission are incorporated by reference in this Registration
Statement:

     (a) The Company's Annual Report on Form 10-K for the year ended December 31, 2001.

     (b) The Plan's Annual Report on Form 11-K for the year ended December 31, 2000.

     (c) The description of the Common Shares of the Company contained in the Company's registration statement on Form 8-B filed on April 15, 1997.

     (d) All documents filed by the Company or the Plan pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold.


Item 4.  DESCRIPTION OF SECURITIES

         Not applicable.

Item 5.  INTEREST OF NAMED EXPERTS AND COUNSEL

         Not applicable.

Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Chapter 17 of the Ohio General Corporation Law provides that Ohio corporations may indemnify an individual made a party to any threatened, pending, or completed action, suit or proceeding whether civil, criminal, administrative or investigative, because the individual is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee or agent of another corporation, trust or other enterprise, against liability incurred in the proceeding if the person: (i) acted in good faith and (ii) the individual believes his conduct was in the corporation's best interest or was not opposed to the corporation's best interest, and with respect to any criminal proceeding, if he had


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no reasonable cause to believe his conduct was unlawful. Certain additional limitations apply to the right to indemnification when the lawsuit is brought by or in the right of the Company.

         Chapter 17 further provides that a corporation shall indemnify an individual who was fully successful on the merits or otherwise in any proceeding to which the director, officer, employee or agent was a party because the individual was or is a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee or agent of another corporation, trust or other enterprise, for reasonable expenses incurred by the director in connection with the proceeding. Chapter 17 also provides that a corporation may purchase and maintain insurance on behalf of the individual who is or was a director, officer, employee or agent of the corporation or who, while a director, officer, employee or agent of the corporation is or was serving at the request of the corporation as a director, officer, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against liability asserted against or incurred by the individual in that capacity or arising from the individual's status as a director, officer, employee, or agent.

         The Company's Articles of Incorporation provide that directors and officers of the Company are entitled to be indemnified to the full extent permitted by law in connection with their service to the Company or to another organization at the request of the Company.

         Registrant maintains a directors' and officers' liability insurance policy, including reimbursement of Registrant, for the purpose of providing indemnification to its directors and officers in the event of such a threatened, pending or completed action.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.

ITEM 8.  EXHIBITS

         The following exhibits are filed with or incorporated by reference into this Registration Statement on Form S-8:

         Number     Exhibit

           4.1* Amended and Restated Articles of Incorporation of DCB Financial Corp.

           4.2      Enrollment form for Plan

           5 Opinion of Werner & Blank, LLC as to the legality of the securities

           23.1 Consent of Werner & Blank, LLC (contained in the opinion included as Exhibit 5)

           23.2 Consent of Crowe, Chizek and Company LLP, independent auditors for the Registrant and the Plan.

           24       Power of Attorney

         * Incorporated by reference to the Registrant's filing on Form S-3 on November 5, 1996. (File No. 333-15579)

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         The Company has submitted the Plan to the Internal Revenue Service
("IRS") in a timely manner and has made all changes required by the IRS in order to qualify the Plan under Section 401 of the Internal Revenue Code.

ITEM 9.  UNDERTAKINGS

     (a) The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represented no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

               Provided, however, that paragraphs 1(i) and 1(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or
          Section 15(d) of the Securities Exchange Act of 1934


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          (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


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                                   SIGNATURES

         THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lewis Center, State of Ohio, on May 8, 2002.


                                     By:   /s/  Larry D. Coburn
                                        --------------------------------------
                                          Larry D. Coburn
                                          President and Chief Executive Officer
                                          (Duly Authorized Representative)


         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

     SIGNATURE                         TITLE                         DATE
     ---------                         -----                         ----

/s/ Larry D. Coburn                 President,                    May 8, 2002
-----------------------       Chief Executive Officer
Larry D. Coburn                    and Director
                            (Principal Executive Officer)

/s/ John A. Ustazewski            Vice President and              May 8, 2002
-----------------------        Chief Financial Officer
John A. Ustaszewski         (Principal Financial Officer
                           and Principal Accounting Officer)



Directors*
G. William Parker
C. William Bonner
Jerome J. Harmeyer
Merrill L. Kaufman
Terry M. Kramer
Vicki J. Lewis
William R. Oberfield
Thomas T. Porter
Edward A. Powers
Gary M. Skinner
Adam Stevenson

* For each of the above directors pursuant to power of attorney filed with this Registration Statement.

By: /s/  Larry D. Coburn
   --------------------------------
   Larry D. Coburn                                       May 8, 2002
   (pursuant to power of attorney)


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         THE PLAN. Pursuant to the requirements of the Securities Act of 1933,
The Delaware County Bank & Trust Company, the Plan administrator, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lewis Center, State of Ohio, on May 8, 2002.

               The Delaware County Bank & Trust Employee 401(k) Retirement Plan



                                By:   The Delaware County Bank & Trust Company



                                By:  /s/ Larry D. Coburn
                                   ---------------------------------------------
                                   Larry D. Coburn, President


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                                  EXHIBIT INDEX



     4.1*       Amended and Restated Articles of Incorporation of DCB Financial
                Corp.

     4.2        Enrollment form for Plan

     5 Opinion of Werner & Blank, LLC as to the legality of the securities

     23.1 Consent of Werner & Blank, LLC (contained in the opinion included as Exhibit 5)

     23.2 Consent of Crowe, Chizek and Company LLP, independent auditors for the Registrant and the Plan

     24         Power of Attorney


     * Incorporated by reference to the Registrant's filing on Form S-3 on November 5, 1996. (File No. 333-15579)